EXHIBIT 10.2

FORM OF SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE

[$______________]	November __, 2006

          FOR VALUE RECEIVED, the undersigned, GOLDLEAF FINANCIAL SOLUTIONS, INC., a Tennessee corporation (the “Borrower”), promises to pay to the order of [LENDER]. (hereinafter, together with its successors and assigns, the “Lender”), at the office of the Administrative Agent or such other place as the Administrative Agent may designate in writing to the Borrower, the principal sum of $__________ DOLLARS ($__________) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower hereunder, plus interest as hereinafter provided.  Such advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower’s obligations to repay unpaid principal and interest hereunder.

          All capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Credit Agreement dated as of November __, 2006 (as the same has been or may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lender, the other Lenders party thereto from time to time and the Administrative Agent, except to the extent such capitalized terms are otherwise defined or limited herein.

          THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE IS ISSUED UNDER THE CREDIT AGREEMENT AND AMENDS, RESTATES, COMBINES AND CONSOLIDATES CERTAIN INDEBTEDNESS UNDER THE EXISTING CREDIT AGREEMENT AS OF THE DATE HEREOF.  AS SUCH, THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE CONTINUES TO EVIDENCE SUCH INDEBTEDNESS AND SHALL NOT CONSTITUTE OR EVIDENCE PAYMENT FOR OR A NOVATION OF SUCH INDEBTEDNESS.

          The principal amount of the Revolving Credit Loans evidenced by this Second Amended and Restated Revolving Credit Loan Note shall be paid in such amounts and at such times as are set forth in the Credit Agreement.  The Borrower shall also repay principal outstanding hereunder from time to time, as necessary, in order to comply with the Credit Agreement.  All amounts paid by the Borrower shall be applied to the Obligations in such order of application as provided in the Credit Agreement.

          A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable as provided in the Credit Agreement on the Revolving Credit Maturity Date.

          The Borrower shall be entitled to borrow, repay, reborrow, continue and convert the Lender’s portion of the Revolving Credit Loans hereunder pursuant to the terms and conditions of the Credit Agreement.

          The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Credit Agreement.  Interest under this Second Amended and

Restated Revolving Credit Loan Note shall also be due and payable when this Second Amended and Restated Revolving Credit Loan Note shall become due (whether at maturity, by reason of acceleration or otherwise) as provided in Article 2 of the Credit Agreement.  Overdue principal and, to the extent permitted by applicable Laws, overdue interest, shall bear interest payable at the Default Rate as provided in Article 2 of the Credit Agreement.

          In no event shall the amount of interest (including any fees, commissions and any other amounts which would constitute interest under applicable Laws governing the maximum interest permitted to be charged) due or payable hereunder exceed the maximum rate of interest allowed by applicable Laws and the interest rate calculated hereunder and under the Credit Agreement shall be calculated accordingly so that such maximum lawful rate is not exceeded.  In the event any such payment is inadvertently made by the Borrower or inadvertently received by the  Administrative Agent or the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent and the Lender in writing that they elect to have such excess sum returned forthwith.  It is the express intent hereof that the Borrower not pay and the Administrative Agent or the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable Laws.

          All parties now or hereafter liable with respect to this Second Amended and Restated Revolving Credit Loan Note, whether the Borrower, any guarantor, endorser or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

          No delay or omission on the part of the Administrative Agent, the Lender or any holder hereof in exercising its rights under this Second Amended and Restated Revolving Credit Loan Note, or delay or omission on the part of the Administrative Agent or the Lender in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Administrative Agent, the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the Lender or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

          The Borrower promises to pay all reasonable costs of collection, including attorneys’ fees relating to the Obligations, should this Second Amended and Restated Revolving Credit Loan Note be collected by or through an attorney-at-law or under advice therefrom and otherwise as provided in the Credit Agreement or any other Loan Document.

          Time is of the essence of this Second Amended and Restated Revolving Credit Loan Note.

          This Second Amended and Restated Revolving Credit Loan Note evidences the Lender’s portion of the Revolving Credit Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Second Amended and Restated Revolving Credit Loan Note upon the happening of certain stated events, and provisions for prepayment.  This Second Amended and Restated Revolving Credit Loan Note is secured by and is also entitled to the benefits of the Collateral

Documents and any other Loan Document providing collateral for the Amended and Restated Revolving Credit Loans, whether now or hereafter in existence.

          This Second Amended and Restated Revolving Credit Loan Note shall be construed in accordance with and governed by the laws of the State of Georgia.

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          IN WITNESS WHEREOF, each of the undersigned has caused this Second Amended and Restated Revolving Credit Loan Note to be executed by its duly authorized representative as of the day and year first above written.

GOLDLEAF FINANCIAL SOLUTIONS, INC.,
a Tennessee corporation

By:

Name:

Its:

SECOND AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE
SIGNATURE PAGE

ADVANCES

DATE	AMOUNT OF ADVANCE	TYPE OF ADVANCE	AMOUNT OF PRINCIPAL PAID OR PREPAID	NOTATION MADE BY